Quarterly Statement of FINANCIAL CONDITION for Boston Private Bank & Trust Company Third Quarter 2019 BOSTON PRIVATE offers a full spectrum of wealth, trust, and banking services designed to FINANCIAL HIGHLIGHTS (as of 9/30/2019) give you one trusted resource to help simplify and strengthen your financial life. $6.7 Billion Total Deposits Every individual and organization has a different reason WHY they work so hard. At Boston Private, we strive to understand what drives our clients, so $7.1 Billion Total Loans that we can help them live and work the way they want. Understanding what our clients’ wealth is really for enables us to formulate a custom strategy 9.10% Tier 1 and solution to help them achieve their goals, Leverage Capital Ratio (Above the 5.00% required hopes and dreams for today and tomorrow. by the FDIC to be well-capitalized) Headquartered in Boston, we serve clients from our offices located in the major markets of Greater $14.7 Billion Boston, San Francisco, San Jose, Los Angeles, and Total Client Assets1 Palm Beach Gardens.2 Capital ratios in excess of levels Asset Low levels of problem loans due Capital banking regulators consider to be to our underwriting standards. Quality Base well-capitalized. $2.2 billion of cash, high-quality Liquidity unpledged investment securities, IDC Superior Profile and borrowing capacity from the Rating3 Federal Home Loan Bank. bostonprivate.com

The financial highlights and condensed balance sheet below demonstrate the overall financial strength of Boston Private Bank & Trust Company as of **September 30, 2019**.

CAPITAL BASE (as of 9/30/2019)



14%
12%
10%
8%
6%
4%
2%
0%
13.09%
10%
11.91%
8%
11.91%
6.5%
9.10%
5%
Total Risk-Based
Tier 1 Risk-Based
Common Equity Tier 1
Tier 1 Leverage

CAPITAL	9/30/19
Total Risk-Based	13.09%
Tier 1 Risk-Based	11.91%
Common Equity Tier 1	11.91%
Tier 1 Leverage	9.10%

Well-Capitalized

Boston Private Bank & Trust Company

CONDENSED BALANCE SHEET ($ in thousands)

ASSETS	9/30/2019
CASH & INVESTMENTS	**$1,083,484**
LOANS	
Loans held for sale	6,658
Commercial & Construction	3,886,604
Residential Mortgage	2,964,042
Home Equity and Consumer	216,505
Total Loans	**7,067,151**
Less: Allowance for loan losses	(75,359)
Net Loans	**6,991,792**
OTHER ASSETS	**572,145**
TOTAL ASSETS	**$8,654,079**

LIABILITIES & SHAREHOLDER'S EQUITY	9/30/2019
DEPOSITS	
Demand Deposits	$1,992,914
NOW	556,718
Savings & Money Market	3,471,841
Certificate of Deposit	678,149
Total Deposits	**6,699,622**
BORROWINGS	**849,764**
OTHER LIABILITIES	**253,304**
TOTAL LIABILITIES	**7,802,690**
SHAREHOLDER'S EQUITY	**851,389**
TOTAL LIABILITIES AND EQUITY	**$8,654,079**

[1]Total Client Assets includes: (1) the value of client portfolios under management by Boston Private Wealth, LLC ("BPW"); (2) the value of ERISA plans and non-managed client assets to which BPW provides advisory services; and (3) assets held for safekeeping (custody) by Boston Private Bank and Trust Company ("BPBTC") for clients of Trust and Fiduciary Services and BPW.

[2] Certain offices may offer only wealth management or private banking services.

[3]As of September 30, 2019, Boston Private Bank & Trust Company's safety and soundness was ranked "Superior" according to IDC Financial Publishing.

As part of an independent third-party assessment of Boston Private Bank & Trust Company, IDC Financial Publishing, Inc. (IDC), a bank rating agency, has been rating the safety and soundness of banks since 1985. Every quarter, IDC calculates a one-number rank for over 13,000 financial institutions, using 24 key financial ratios. Bank safety ratings fall into one of six categories: Superior, Excellent, Average, Below Average, Lowest Ratios, and Rank of One.

Private Banking and Trust services are offered through Boston Private Bank & Trust Company, a Massachusetts Chartered Trust Company. Wealth Management services are offered through Boston Private Wealth LLC, an SEC Registered Investment Adviser and wholly-owned subsidiary of Boston Private Bank & Trust Company. Boston Private Wealth LLC, Boston Private Bank & Trust Company, their affiliates and their staff do not provide tax, accounting or legal advice.

Member FDIC

Investments are Not FDIC Insured, Not Guaranteed and May Lose Value.

EQUAL HOUSING LENDER

00001_20200106